EMPLOYMENT AND CONSULTING AGREEMENT


This Employment and Consulting Agreement (this "Agreement") is made and entered into this 14th day of July, 1997 by and between CMG Health, Inc., a Maryland corporation (the "Company"), and Alan J. Shusterman ("Shusterman").

WHEREAS, the Company desires to engage Shusterman to provide services pursuant to the terms of this Agreement;

WHEREAS, Shusterman desires to provide such services to the Company pursuant to this Agreement; and

WHEREAS, both parties hereto acknowledge that the services to be performed by Shusterman under this Agreement shall require a high degree of diligence, creativity and responsiveness appropriate to the Company's business intentions.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

SECTION 1.  SELECTED DEFINITIONS

1.1 Defined Terms. As used herein, the terms below shall have the following meanings:

"Affiliate" shall mean a subsidiary of MBC or the Company and any other business entity controlled by, controlling, or under common control with, from time to time.

"Board" shall mean the Board of Directors of the Company.

"Business" shall mean the business of the Company and its Affiliates, including, without limitation, the business of providing and arranging for the provision of behavioral health (including mental health and substance abuse) managed care programs, behavioral health care delivery services and employee assistance programs.

"Code" shall mean the Internal Revenue Code of 1987, as amended.

"Compensation" shall have the meaning specified in Section 7.1 hereof.

"Confidential  Information"  shall have the  meaning  specified  in Section  8.1 hereof.

"Consulting Period" shall have the meaning specified in Section 6.1 hereof.

"Developments" shall have the meaning specified in Section 8.2 hereof.

"Disability Termination Right" shall have the meaning specified in Section 4.3 hereof.

"Effective Date" shall have the meaning specified in Section 9.9.

"Effective Time" shall have the meaning specified in the Merger Agreement.

"Employment Period" shall have the meaning specified in Section 4.1 hereof.

"Existing Employment Agreement" shall have the meaning specified in Section 2 hereof.

"MBC" means Merit Behavioral Care Corporation, a Delaware corporation.

"Merger" shall have the meaning specified in the Merger Agreement.

"Merger Agreement" means that certain Agreement and Plan of Merger dated as of July 14, 1997 among MBC, Merit Merger Corp. and the Company.

"Non-Competition Period" shall have the meaning specified in Section 8.3 hereof.

"Termination for Cause" shall have the meaning specified in Section 4.2 hereof.

"Territory" means the United States of America, its territories and possessions (including Puerto Rico).

SECTION 2.  WAIVER OF RIGHTS

Effective as of the Effective Date, Shusterman hereby waives, releases and relinquishes any and all rights under that certain Employment Agreement (the "Existing Employment Agreement") dated as of January 1, 1994 between Shusterman and the Company other than the right to receive unpaid salary as of the Effective Date, and Shusterman and the Company agree that the Existing Employment Agreement is terminated effective at the close of business on the date immediately preceding the Effective Date. Without limiting the generality of the foregoing, Shusterman acknowledges and agrees that Shusterman is not and shall not be entitled to receive any liquidated damages pursuant to Section 7.D. (including Section 7.D (iv) or 7.E) of the Existing Employment Agreement. In addition, on the date hereof, Shusterman also shall execute the Release attached hereto.

SECTION 3.   EMPLOYMENT

3.1 Title; Duties. The Company agrees to employ Shusterman as President and Chief Executive Officer of the Company for the Employment Period (as defined below), and Shusterman hereby accepts such employment.

3.2 Performance of Duties During the Employment Period. During the Employment Period, Shusterman agrees to devote his exclusive and full professional time and attention to his duties as an employee of the Company and to perform such duties in an efficient, trustworthy and businesslike manner. In addition, Shusterman agrees that he will not render to others any service of any kind or engage in any other business activity (including, without limitation, any involvement in any business in which Shusterman has any administrative or operating responsibility) which conflicts with the performance of his duties under this Agreement (except as to any other activities which are approved in writing by the Board).

During the term of the Employment Period, Shusterman agrees to use his best efforts to manage the operations of the Company and its subsidiaries, to maximize the Company's results of operations and profits, to satisfy the directions of the Board, and to otherwise fulfill the agreements and covenants set forth in this Agreement. Shusterman acknowledges that the failure to satisfy any covenant set forth in this Agreement may cause the Company irreparable harm and shall have deprived the Company of a substantial and valuable asset.

3.3 Board Observer. For a period commencing on the Effective Date and ending on the latest to occur of (x) the payment of the CHAMPUS Earn-Out Payment (as defined in Section 3.7(a)(i) of the Merger Agreement), or final determination that no such CHAMPUS Earn-Out Payment is payable; (y) the issuance of the CHAMPUS Condition Shares (as defined in the Merger Agreement) or the determination in good faith by the Board of Directors of MBC that the CHAMPUS 2/5 Condition (as defined in the Merger Agreement) will not be satisfied; or (z) the payment of the State Earn-Out Payment (as defined in the Merger Agreement) or final determination that no such State Earn-Out Payment is payable, Shusterman shall be entitled to attend all meetings of the Board of Directors of MBC as an observer. Shusterman's right to attend such meetings as an observer during the period described in the preceding sentence shall continue notwithstanding the termination, prior to the end of such period, of the Employment Period or the Consulting Period; provided, that such observer right shall terminate immediately upon termination of Shusterman's employment pursuant to Section 4.2(a), (b), (c) or (h) hereof or termination of Shusterman's consultancy pursuant to Section 6.2 hereof upon the occurrence of any of the events described in Section 4.2(a), (b), (c) or (h) hereof. The Company shall cause notice of such meetings, as well as other correspondence and communications sent by MBC to members of its Board of Directors in connection with such meetings, to be given to Shusterman in the same manner and at the same times as to members of the Board of Directors of MBC. Shusterman hereby agrees, in the manner and to the extent set forth in Section 8.1 hereof with respect to the Company, to keep all information relating to MBC confidential and not to use such information in any way that is detrimental to MBC.

SECTION 4.  EMPLOYMENT PERIOD; TERMINATION OF EMPLOYMENT PERIOD

4.1 Employment Period. Subject at all times to Section 4.5 hereof, Shusterman's employment under Section 3 of this Agreement shall continue until terminated by the earliest of (a) the Company's discharge of Shusterman and termination of this Agreement pursuant to Sections 4.2, 4.3 or 4.5 hereof; (b) Shusterman's death; or (c) December 31, 1997. The period during which Shusterman is employed by the Company under Sections 3 and 4 hereof is referred to herein as the "Employment Period".

4.2 Termination by the Company for "Cause." The Company shall have the right to discharge Shusterman and terminate this Agreement, by written notice provided to Shusterman not less than thirty (30) days prior to the intended date of discharge and termination (or such shorter period as the Company reasonably may elect (but not less than 15 days)), for any or all of the following "causes," which "causes" have not been cured by Shusterman in their entirety prior to the Company's intended date of termination and discharge (a "Termination for Cause"):

(a) conviction of Shusterman for, or entry of a plea of guilty or nolo contendere by Shusterman with respect to, any felony or any crime involving an act of moral turpitude or misuse or misappropriation of money or other property of the Company or any Affiliate;

(b) commission by Shusterman of any act of fraud with respect to his duties under this Agreement;

(c) conduct by Shusterman which is intentionally and materially detrimental to the Company or any Affiliate;

(d) Shusterman's gross or habitual neglect of his duties or Shusterman's failure to perform his duties or Shusterman's misconduct in discharging his duties;

(e) Shusterman's absence from his duties without the consent of the Board;

(f) Shusterman's failure or refusal to comply with the direction of the Board, or with the policies, standards and regulations of the Company as may from time to time be made known to Shusterman;

(g) Shusterman's failure to disclose to the Company any information known to Shusterman that could have a material adverse effect on the Company or any Affiliate or Shusterman's providing to the Company or any Affiliate any false, misleading or materially inaccurate information (including financial information); or

(h) Shusterman's breach of his obligations set forth in Sections 8.2 or 8.3 hereof.

4.3 Termination by the Company due to Disability of Shusterman. The Company shall have the right to discharge Shusterman and terminate this Agreement, by written notice provided to Shusterman not less than thirty (30) days prior to the intended date of discharge and termination, upon the determination by the Board in good faith and in its discretion that Shusterman is unable to engage in activities required by his employment (or reasonable substitute employment) by reason of any medically determined physical or mental impairment (referred to herein as the "Disability Termination Right").

4.4 Death. The Employment Period shall terminate forthwith upon the death of Shusterman.

4.5 Termination by the Company other than for Cause. The Company shall have the right to discharge Shusterman and terminate this Agreement, by written notice provided to Shusterman not less than thirty (30) days prior to the intended date of discharge and termination, upon the determination by the Board, in its sole discretion, that the employment of Shusterman by the Company is no longer necessary, desirable or in the best interests of the Company.

4.6 Survival. In all events, the post-termination provisions of Section 8 hereof shall survive termination of the Employment Period and this Agreement.

SECTION 5.  CONSULTING

5.1 Title; Duties During the Consulting Period. Upon termination of the Employment Period for any reason other than for Cause, the Company agrees to retain and engage Shusterman as a consultant with the title of Chairman Emeritus for the Consulting Period (as defined below), and Shusterman hereby accepts such retention and engagement as a consultant and agrees to render advisory, consulting and professional services to the Company with respect to matters pertaining to the Business conducted by the Company as shall be reasonably requested from time to time by Company's Chief Executive Officer and/or such other officer(s) as the Board shall designate to have principal responsibility for the operation of the Business conducted by the Company. During the Consulting Period, Shusterman agrees to make himself available to provide consulting services not more than five working days each month at his residence or other mutually agreeable locations, reasonably scheduled in advance, unless otherwise offered by Shusterman.

SECTION 6.  CONSULTING PERIOD; TERMINATION OF CONSULTING SERVICES

6.1 Consulting Period. Subject at all times to Section 6.2 hereof, this Agreement and Shusterman's engagement as a consultant pursuant to Section 5 hereof shall continue until terminated by the earliest of (a) the Company's discharge of Shusterman and termination of this Agreement for any reason set forth in Section 4.2, 4.3 or 4.5 hereof; (b) Shusterman's death; or (c) the third anniversary of the Effective Time. The period during which Shusterman is retained by the Company under this Section 6.1 and under Section 5 hereof is referred to herein as the "Consulting Period."

6.2 Termination by the Company. The Company shall have the right to discharge Shusterman at any time during the Consulting Period upon the occurrence of any of the events set forth in Section 4.2, 4.3 or 4.4 hereof or pursuant to the terms of Section 4.5 hereof.

SECTION 7.  COMPENSATION

7.1 Annual Compensation. The Company shall pay to Shusterman during the Employment Period and the Consulting Period compensation at the rate of $252,350 per year ("Compensation"), payable in equal installments pursuant to the Company's customary payroll and personnel policies in force at the time of payment (but not less frequently than monthly), less required deductions or withholdings. The Company and Shusterman acknowledge and agree that, as the Merger Agreement contains no covenants binding upon the stockholders of the Company after the Effective Time, not less than one-third (1/3) of the Compensation paid to Shusterman during the Employment Period and the Consulting Period shall be attributable to Shusterman's covenants contained in Sections 8.3 and 8.4.

7.2 No Incentives. Shusterman shall not be entitled to participate in any of the Company's bonus or incentive plans, stock option plans, stock purchase arrangements or any other similar plans offered by the Company or its Affiliates to their respective employees.

7.3 Benefits.

(a) Shusterman shall be entitled, during the Employment Period and the Consulting Period, to participate in and to receive benefits under all of MBC's employee benefits plans or arrangements (including but not limited to life insurance plans, all surgical, medical, dental and hospital expense benefit plans, long-term disability plans and retirement income plans) offered to other executives of MBC. During the Employment Period, Shusterman shall be entitled to three weeks paid vacation leave, including the week of August 11, 1997.

(b) Provided that Shusterman's employment or consultancy is not Terminated for Cause under Sections 4.2(a), (b), (c) or (h) hereto, MBC shall take such actions as are necessary to assure Shusterman's continued eligibility to participate in MBC's surgical, medical, dental and hospital plans, long-term disability plans or equivalent plans through the third anniversary of the Effective Time.

7.4 Reimbursement of Expenses. During the term of this Agreement, the Company will reimburse Shusterman for all ordinary and necessary business expenses incurred by Shusterman in connection with rendering services hereunder and pursuant to and in accordance with Company policies at such time. Reimbursement of such expenses shall be paid monthly, upon submission by Shusterman of vouchers itemizing such expenses in a form satisfactory to the Company, properly identifying the nature and business purpose of any expenditures.

7.5 Effect of Termination during Employment Period or Consulting Period.

(a) In the  event of  termination  of  Shusterman's  employment  by the  Company pursuant to Section 4.2(a), (b), (c) or (h) hereof or termination of Shusterman's consultancy pursuant to Section 6.2 hereof upon the occurrence of any of the events described in Sections 4.2(a), (b), (c) or (h) hereof, Shusterman (or, if applicable, his estate) shall be entitled to receive, notwithstanding Section 7.1, only payment of his earned and unpaid Compensation and benefits through the effective date of such termination, and no more. Nothing in this subsection or in Section 4.2 shall apply or give rise to Shusterman's Termination for Cause (whether during the Employment Period or the Consulting Period) in respect of any action or conduct by Shusterman in the course of his performance as ACR Representative (as defined in the Merger Agreement).

(b) Subject to Section 7.5(c), in the event of (i) termination of Shusterman's employment by the Company pursuant to Sections 4.2(d), (e), (f) or (g), 4.3, 4.4 or 4.5 hereof or (ii) termination of Shusterman's consultancy pursuant to
Section 6.2 hereof upon the occurrence of any of the events described in Sections 4.2(d), (e), (f) or (g), 4.3 or 4.4 hereof, or pursuant to Section 4.5 hereof, Shusterman shall be entitled to receive the Compensation set forth in
Section 7.1, as and when payable in installments as provided in Section 7.1, and to receive the benefits described in Section 7.3, in each case through the third anniversary of the Effective Time. All other compensation and benefits will terminate at the date of termination of the Employment Period or Consulting Period, as the case may be.

(c) The benefits set forth in Section 7.5(b) shall only be payable if and when Shusterman (or, if applicable, his estate) delivers to the Company a full and complete release of all claims (other than claims arising out of this Agreement, relating to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and under the Company's directors and officers indemnification and liability insurance coverage provided by the Company for periods prior to the end of the Employment Period) hereunder, or at law or equity, including under federal equal employment and age discrimination laws, arising out of Employee's employment or engagement as a consultant or the termination thereof.

SECTION 8.  CONFIDENTIAL INFORMATION. DEVELOPMENTS,
NON-COMPETITION/NON-SOLICITATION AND RELATED MATTERS

8.1 Restrictions on Use and Disclosure. Shusterman will not disclose or use at any time, for so long as Shusterman is employed by or providing services to the Company or any Affiliate and for a period of three years after the later of termination of (i) the Employment Period or (ii) the Consulting Period, any Confidential Information (as defined below) of which Shusterman is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by Shusterman's performance of duties, if any, assigned to Shusterman by the Board, or such Confidential Information becomes public other than through action of Shusterman or is compelled by legal process. As used in this Agreement, the term "Confidential Information" means information that is proprietary to the Company and its Affiliates, that is not generally known to the public and that is used, developed or obtained by the Company or any Affiliate in connection with its business, including, but not limited to: (i) products or services, (ii) fees, costs and pricing structures, (iii) designs, (iv) computer software, including operating systems, applications and program listings, (v) flow charts, manuals and documentation, (vi) data bases, (vii) accounting and business methods,
(viii) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (ix) customers, clients and providers, and customer, client and provider lists, (x) other copyrightable works, (xi) all technology and trade secrets, and (xii) all similar and related information in whatever form. Confidential Information will not include any information that has been published in a form generally available to the public prior to the date Shusterman proposes to disclose or use such information. Shusterman will perform all actions reasonably requested by the Company (whether during or after the Non-Competition Period) to establish and confirm the ownership by the Company of any Confidential Information at the Company's expense (including, without limitation, assignments, consents, powers of attorney and other instruments).

8.2 Assignment of Developments. All Developments that are at any time made, conceived or suggested by Shusterman, whether acting alone or in conjunction with others, as a result of Shusterman's employment with or engagement by the Company or any Affiliate during the Employment Period or the Consulting Period, shall be the sole and absolute property of the Company, free of any reserved or other rights of any kind on Shusterman's part. During Shusterman's employment or engagement with the Company and, if such Developments were made, conceived or suggested by Shusterman as a result of Shusterman's employment or engagement with the Company or any Affiliate, thereafter, Shusterman shall promptly make full disclosure of any such Developments to the Company and, at the Company's cost and expense, do all acts and things (including, among others, the execution and delivery under oath of patent and copyright applications and instruments of assignment) deemed by the Company to be necessary or desirable at any time in order to effect the full assignment to the Company of Shusterman's right and title, if any, to such Developments. For purposes of this Agreement, the term "Developments" shall mean all data, discoveries, findings, reports, designs, inventions, improvements, methods, practices, techniques, developments, programs, concepts and ideas, whether or not patentable, relating to the present or planned activities, or future activities of which Shusterman is aware, or the products and services of the Company or any Affiliate.

8.3 Restriction on Competitive Employment. Shusterman shall not (as an individual, principal, agent, employee, consultant or otherwise), directly or indirectly, during the period commencing on the date hereof and ending on the third anniversary of the Effective Time (the "Non-Competition Period"), absent the Company's prior written approval, engage in activities in the Territory for, on behalf of or relating to, or render services to, or have any equity, ownership or profit participation interest in (other than as a 5% or less holder of the equity securities of a public company), any firm or business engaged or about to become engaged in (i) the Business or (ii) any other business in which the Company or any Affiliate was engaged during Shusterman's employment or engagement with the Company and as to which Shusterman had involvement during such employment or engagement or from which he obtained Confidential Information; provided, that notwithstanding the foregoing, (x) Shusterman shall be permitted to provide services in a private clinical setting and (y) nothing in this Agreement shall be construed to (I) prohibit Lisa Shusterman, Ph.D., Shusterman's spouse, from continuing to work in the Business, or (II) deem Shusterman to act as an agent for his spouse, or as a principal, agent or consultant to or for his spouse, as a result of their marital status.

8.4 Restriction on Solicitation. During Shusterman's employment or engagement with the Company and until the end of the Non-Competition Period, Shusterman shall not, directly or indirectly, (i) solicit or contact for business purposes any existing customer, provider or patient, or prospective customer, provider or patient, of the Company or any Affiliate, (ii) induce, or attempt to induce, any employees, agents, consultants or providers of or to the Company or any Affiliate to do anything from which Shusterman is restricted by reason of Sections 8.1 through 8.4 hereof, (iii) interfere with existing or proposed contracts, business agreements or other arrangements, or knowingly interfere with future contracts, business agreements or other arrangements, between the Company or any Affiliate and any individual, firm or enterprise including, but not limited to, third party payors, through disrupting or diverting or attempting to divert such contracts, business agreements or other arrangements to any other individual, firm or enterprise (including a competitor of the Company or any Affiliate), or (iv) offer or aid others to offer employment to anyone who is an employee, agent or consultant of or to the Company or any Affiliate.

8.5 Equitable Relief. Shusterman acknowledges that a breach of the covenants contained herein, including without limitation the covenants contained in Sections 8.1 through 8.4 hereof, may cause irreparable damage to the Company or one or more of its Affiliates, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, Shusterman agrees that, in addition to any other remedy which may be available at law or in equity, the Company and any such Affiliate shall be entitled to specific performance and injunctive relief to prevent any actual, intended or likely breach. The parties acknowledge that the time, scope, geographic area and other provisions of Sections 8.1 through 8.4 hereof have been specifically negotiated by sophisticated commercial parties and agree that all such provisions are reasonable under the circumstances of the transactions contemplated by this Agreement, including the compensation to Shusterman described in Section 5 hereof. In the event that the agreements in Section 8.1 through 8.4 hereof or any other provision contained in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, such agreements or provisions shall be interpreted to extend only over the maximum period of time for which they may be enforceable and/or over the maximum geographical area as to which they may be enforceable and/or to the maximum extent in all other respects as to which they may be enforceable, all as determined by such court in such action so as to be enforceable to the extent consistent with then applicable law. The existence of any claim or cause of action which Shusterman may have against the Company or any such Affiliate, as the case may be, shall not constitute a defense or bar to the enforcement of any of the provisions of Sections 8.1 through 8.4 hereof and shall be pursued through separate court action by Shusterman.

8.6 Survival. Unless otherwise provided herein, the provisions of Sections 8.1 through 8.5 hereof shall survive the termination of this Agreement.

SECTION 9.  MISCELLANEOUS PROVISIONS

9.1 Assignment and Successors. The rights and obligations of the Company under this Agreement may be assigned, and shall inure to the benefit of and be binding upon the successors and assigns of the Company. Shusterman's rights or obligations hereunder may not be assigned to or assumed by any other person. No other persons shall have any right, benefit or obligation hereunder.

9.2 Notices. Any notice, request, instruction or other document or communication to be given hereunder shall be in writing and shall be deemed to have been duly given (i) if mailed, at the time when mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postage-paid envelope, (ii) if sent by facsimile transmission, when so sent and receipt acknowledged by an appropriate telephone or facsimile receipt, or (iii) if sent by other means, when actually received by the party to which such notice has been directed, in each case at the respective addresses or numbers set forth below or such other address or number as such party may have fixed by notice:

         If to the Company:

                  CMG Health, Inc.
                  c/o Merit Behavioral Care Corporation
                  One Maynard Drive
                  Park Ridge, New Jersey 07656
                  Attn: Executive Vice President and General Counsel
                  Fax:  (201) 573-1324

         If to Shusterman:

                  Alan J. Shusterman
                  29 Bellchase Court
                  Baltimore, MD  21208
                  Fax:  (410) 602-0116

         with a copy to:

                  Pamela J. White, Esq.
                  Ober, Kaler, Grimes & Shriver
                  120 East Baltimore Street
                  Baltimore, MD  21202-1643
                  Fax:  (410) 547-0699

9.3 Severability. If any provision or portion of this Agreement shall be or become illegal, invalid or unenforceable in whole or in part for any reason, such provision shall be ineffective only to the extent of such illegality, invalidity or unenforceability without invalidating the remainder of such provision or the remaining provisions of this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the agreements contemplated hereby are fulfilled to the extent possible.

9.4 Amendment. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be modified, amended or waived only by a written instrument signed by both parties hereto.

9.5 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

9.6 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The language in all parts of this Agreement shall in all cases be construed according to its fair meaning, and not strictly for or against any party hereto. In this Agreement, unless the context otherwise requires, the masculine, feminine and neuter genders and the singular and the plural include one another.

9.7 Non-Waiver of Rights and Breaches. No failure or delay of any party hereto in the exercise of any right given to such party hereunder shall constitute a waiver thereof unless the time specified herein for the exercise of such right has expired, nor shall any single or partial exercise of any right preclude other or further exercise thereof or of any other right. The waiver of a party hereto of any default of any other party shall not be deemed to be a waiver of any subsequent default or other default by such party, whether similar or dissimilar in nature.

9.8 Governing Law; Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW JERSEY APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED IN THAT STATE. Each party hereby irrevocably (i) submits to the jurisdiction of any New Jersey state or federal court sitting in Newark, New Jersey, with respect to matters arising out of or relating hereto; (ii) agrees that all claims with respect to such action or proceeding may be heard and determined in such New Jersey state or federal court; (iii) waives, to the fullest possible extent, the defense of an inconvenient forum; (iv) consents to service of process upon it by mailing or delivering such service, in the case of the Company or Shusterman, as specified in Section 9.2 hereof; and (v) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

9.9 Effectiveness. This Agreement will be effective (the "Effective Date") upon the occurrence of the Effective Time, provided that Shusterman has not revoked the Release attached hereto on or prior to the seventh day after the date hereof. In the event that the Merger is not consummated as contemplated by the Merger Agreement, this Agreement will be of no force or effect and neither Shusterman nor the Company shall be bound by any of the terms or obligations set forth herein.

S-2 The parties, intending to be legally bound, executed this Agreement as of the date first above written, whereupon it became effective in accordance with its terms.

                                    CMG HEALTH, INC.

                         /s/ Curt A.H. Jeschke
                   By: ______________________________________
                             SVP & CFO
                  Title: _____________________________________


                   ALAN J. SHUSTERMAN, Ph.D.


                    /s/ Alan J. Shusterman, Ph.D.
                    ------------------------------------------

                                     RELEASE


                  For valuable consideration,  the receipt and adequacy of which are hereby acknowledged, the undersigned, Alan J. Shusterman, Ph.D. ("Shusterman"), does hereby release and forever discharge CMG HEALTH, INC. (the "Company") and each of its (as applicable) associates, owners, stockholders, predecessors, successors, heirs, assigns, agents, directors, officers, partners, representatives, and lawyers, and all persons acting by, through, under, or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called "Claims"), which Shusterman now has or may hereafter have against the Company or such other persons by reason of any and all acts, omissions, events or facts occurring or existing prior to the Effective Time (as defined in that certain Agreement and Plan of Merger dated as of July 14, 1997 among Merit Behavioral Care Corporation, Merit Merger Corp. and the Company) arising from Shusterman's employment by the Company, except as expressly provided herein. The Claims released hereunder include, without limitation, any alleged breach of any express or implied employment agreement between the Company and Shusterman; any alleged breach of any covenant of good faith and fair dealing, express or implied; any alleged torts or other alleged legal restrictions on the Company's right to terminate Shusterman's employment; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, the federal Age Discrimination in Employment Act of 1967, as amended, and the Americans with Disabilities Act. This Release shall not (x) preclude Shusterman from asserting any claims for alleged breach of the Employment and Consulting Agreement entered into as of July 14, 1997 by and between Shusterman and the Company to which this Release is attached, (y) apply to claims under the Employee Retirement Income Security Act of 1974, as amended or (z) apply to claims in respect of Shusterman's directors and officers indemnification and liability insurance coverage provided by the Company for periods prior to the Effective Time. The execution and effectiveness of said Employment and Consulting Agreement is a condition to the effectiveness of this Release.

                  In accordance with the Older Workers Benefit Protection Act of 1990, Shusterman is hereby advised as follows:

(A) Shusterman has the right to consult with an attorney before signing this Release;

(B) Shusterman has twenty-one (21) days to consider this Release before signing it; and

(C) Shusterman has seven (7) days after signing this Release to revoke this Release, and this Release will become effective upon the expiration of that revocation period.

Shusterman represents and warrants to the Company that there has been no assignment or other transfer of any interest in any Claim which he may have against the Company, and Shusterman agrees to indemnify and hold the Company harmless from any liability, claims, demands, damages, costs, expenses and attorneys' fees incurred as a result of any person asserting any such assignment or transfer of any rights or Claims under any such assignment or transfer.

                  Shusterman agrees that if he commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against the Company any of the Claims released hereunder, then Shusterman will pay to the Company, in addition to any other damages caused thereby, all attorneys' fees incurred by the Company in defending or otherwise responding to said suit or Claim.



                              /s/ Alan J. Shusterman         Date:7/14/97
                              ____________________________
                               Alan J. Shusterman, Ph.D.